UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 14, 2020

Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39300	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(Address of principal executive offices, including zip code)

(551) 777-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	*	*

* On August 11, 2020, the Nasdaq Stock Market (“Nasdaq”) filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist Ascena Retail Group, Inc.’s (the “Company”) common stock, par value $0.01 per share (the “common stock”), from Nasdaq. The deregistration of the common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. Upon deregistration of the common stock under Section 12(b) of the Exchange Act, the common stock will remain registered under Section 12(g) of the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on July 23, 2020, Ascena Retail Group, Inc. (the “Company”) and certain of its subsidiaries filed voluntary petitions (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re: Ascena Retail Group, Inc., et al.

On August 14, 2020, the Company entered into a commitment letter (together with all exhibits and schedules thereto, the “DIP ABL Commitment Letter”) with certain lenders (the “DIP ABL Lenders”) under the Amended and Restated Credit Agreement, dated as of January 3, 2011, as further amended and restated as of February 27, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Prepetition ABL Credit Agreement”), among the Company, certain of the Company’s subsidiaries party thereto as borrowing subsidiaries, the other loan parties party thereto, the lenders party thereto, the issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Pursuant to the DIP ABL Commitment Letter, and upon the terms and conditions set forth therein, including the approval of the Bankruptcy Court, which has not been obtained at this time, the DIP ABL Lenders have committed to provide the Company with a superpriority senior secured debtor-in-possession asset based revolving credit facility of up to $400 million in the aggregate (the “DIP ABL Facility”) with a $200 million letter of credit sublimit, pursuant to which the commitments and loans of the lenders party to the Prepetition ABL Credit Agreement will convert into the DIP ABL Facility. Upon the satisfaction of certain conditions set forth in the DIP ABL Commitment Letter, as well as the credit agreement governing the DIP ABL Facility (the “DIP ABL Credit Agreement”) and the exit facility term sheet attached to the DIP ABL Credit Agreement, including the Effective Date (as defined in the DIP ABL Credit Agreement) having occurred, the DIP ABL Facility will convert (the “ABL Exit Conversion”) into a $400 million senior secured asset based revolving credit facility with a $200 million sublimit for the issuance of letters of credit and a $30 million sublimit for swing line loans (the “Exit ABL Facility” and, together with the DIP ABL Facility, the “ABL Facilities”). The proceeds of the ABL Facilities may be used to pay certain costs, fees and expenses related to the Chapter 11 Cases, to repay certain prepetition indebtedness and for working capital, among other things, in all cases subject to the terms of the credit agreements governing the ABL Facilities.

Loans under the DIP ABL Facility will bear interest at a rate per annum equal to (i) in the case of a base rate loan, the base rate plus 1.50% or (ii) in the case of a Eurodollar rate loan, the adjusted London interbank offering rate (which is subject to a floor of 0.75%) plus 2.50%. If any principal of or interest on any loan or any fee or other amount payable under the DIP ABL Facility is not paid when due, such overdue amount will be subject to a default rate of interest equal to 2.00% above the rate otherwise applicable.

Loans under the Exit ABL Facility will bear interest at a rate per annum equal to (i) in the case of a base rate loan, the base rate plus an applicable margin ranging from 1.00% to 1.50% or (ii) in the case of a Eurodollar rate loan, the adjusted London interbank offering rate (which is subject to a floor of 0.75%) plus an applicable margin ranging from 2.00% to 2.50%. The applicable margin is adjusted after the delivery of each compliance certificate based upon the pricing grid in the credit agreement governing the Exit ABL Facility (the “Exit ABL Credit Agreement”) and is subject to further adjustment based upon the achievement of a fixed charge coverage ratio as set forth in the Exit ABL Credit Agreement. If any principal of or interest on any loan or any fee or other amount payable under the Exit ABL Facility is not paid when due, such overdue amount will be subject to a default rate of interest equal to 2.00% above the rate otherwise applicable.

The foregoing description of the DIP ABL Commitment Letter and the proposed ABL Facilities does not purport to be complete and is qualified in its entirety by reference to the DIP ABL Commitment Letter, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated by reference in this Item 1.01, and to the DIP ABL Credit Agreement and the Exit ABL Credit Agreement, as may be approved by the Bankruptcy Court.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	DIP ABL Commitment Letter.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

*       Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

(Registrant)

Date: August 18, 2020

By:	/s/ Dan Lamadrid
Dan Lamadrid
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)